UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 5, 2006

Delta Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of	(Commission File Number)	(IRS Employer ID Number)
incorporation)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.

     On April 5, 2006, Delta Financial Corporation (the “Company” or “we” or “our”) entered into purchase agreements with a combination of new and existing institutional investors relating to the private placement of 2,500,000 newly-issued shares of its common stock at a price of $8.25 per share. On April 6, 2006, the Company announced the pricing of the private placement in a press release attached hereto as Exhibit 99.1. The closing of the transaction is expected to occur on April 10, 2006, at which time we will receive proceeds of approximately $19.3 million, after deducting expenses payable by us in connection with this offering. We expect to use the net proceeds of this offering for working capital and general corporate purposes. The terms of the private placement are more fully set forth in the form of Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Item 9.01. Financial Statements and Exhibits.

     (c)      Exhibits.

Number	Description

10.1	Form of Purchase Agreement, dated as of April 5, 2006, by and between the
Company and the purchasers set forth on the signature page thereto

99.1	Press release, dated April 6, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA FINANCIAL CORPORATION

By:	/s/ MARC E. MILLER

	Name:	Marc E. Miller
	Title:	Senior Vice President, General Counsel
and Secretary

Date: April 6, 2006